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                                                                   Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion of our report dated February 23, 1996, on the financial statements of Imtec Acculine, Inc. as of December 31, 1995, and for the year then ended, in this Annual Report on Form 10-K for the year ended December 31, 1997.



IRELAND SAN FILIPPO, LLP

April 14, 1998